UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 16, 2005

Date of Report (Date of earliest event reported)
BRILLIAN CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-50289	05-0567906
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1600 N. DESERT DRIVE
TEMPE, ARIZONA
85281

(Address of Principal Executive Offices) (Zip Code)
(602) 389-8888

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02. Unregistered Sales of Equity Securities.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Exhibit 4.10
Exhibit 4.11
Exhibit 10.34
Exhibit 10.35

Item 1.01. Entry into a Material Definitive Agreement.
     On September 16, 2005, we entered into a note and warrant purchase agreement (the “Purchase Agreement”) with Syntax Groups Corporation (“Syntax”). Under the agreement, Syntax will advance us up to $3,000,000 over a period of three months pursuant to terms and conditions of the junior secured subordinated note dated as of September 16, 2005 (the “Note”). As previously disclosed, we have entered into an agreement to merge with Syntax in a stock-for-stock transaction.
     The Note has a term of three years and matures on September 16, 2008. The Note bears interest at the rate of 7% per annum, payable monthly beginning on September 30, 2005. We may, in our discretion, elect to pay interest on the Note in cash or in shares of our common stock. Upon the occurrence of certain events of default, the full aggregate principal amount outstanding under the Note, together with interest and other amounts owing, becomes immediately due and payable. The Note is subordinate to our indebtedness existing as of September 16, 2005, including without limitation our outstanding convertible debentures. In connection with the issuance of the Note, we entered into a security agreement granting Syntax a junior security interest in certain of our property to secure our obligations under the Note. Copies of the Purchase Agreement, the Note, and the security agreement are filed herewith as Exhibits 10.34, 4.10, and 10.35, respectively.
     In addition, for each $250,000 advance made to us by Syntax under the Note, we will issue to Syntax a warrant to purchase 12,500 shares of our common stock, which is a maximum of 150,000 shares of our common stock if Syntax advances us the entire $3,000,000 under the Note (the “Warrants”). The Warrants will have an exercise price, subject to certain adjustments, equal to the daily volume weighted average price of our common stock on the date of issuance plus $0.13 or, if the date of issuance is not a trading day, then such price on the trading day immediately preceding the date of issuance. The Warrants will become exercisable on or after the 181st day from the date of issuance and expire on the fifth anniversary of the date of issuance. The Warrants may be exercised only for full shares of our common stock. We will issue cash in lieu of fractional shares of our common stock. The Warrants do not grant the holders thereof any voting or other rights of our stockholders. A copy of the form of Warrants to be issued pursuant to the Purchase Agreement is filed herewith as Exhibit 4.11.
     Syntax made an initial advance to us under the Note in the amount of $750,000 and we issued a Warrant to purchase 37,500 shares of our common stock to Syntax on September 16, 2005 with an exercise price of $3.24.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03 with respect to the terms and sale of, and the financial obligations created by, the Note.

Item 3.02. Unregistered Sales of Equity Securities.
     The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02 with respect to the terms and sale of the Note and the issuance of the Warrants. The sale of the Note and issuance of the Warrants were made pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, based upon the fact that the securities were sold to one purchaser who made representations to us that (1) the securities were being acquired by the purchaser for investment only and not with view to or for sale in connection with any distribution of the securities, (2) the purchaser had such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of their investment, and (3) the purchaser is an “accredited investor” within the meaning of the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Exhibits.

Exhibit
Number	Description

4.10	Junior Secured Subordinated Note due September 16, 2008, executed in favor of Syntax Groups Corporation

4.11	Form of Warrant to be issued to Syntax Groups Corporation in connection with the Note and Warrant Purchase Agreement forming Exhibit 10.34

10.34	Note and Warrant Purchase Agreement dated September 16, 2005, between the Registrant and Syntax Groups Corporation

10.35	Security Agreement dated September 16, 2005, between the Registrant and Syntax Groups Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRILLIAN CORPORATION
Date: September 22, 2005	By:	/s/ Wayne A. Pratt
Wayne A. Pratt
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

4.10	Junior Secured Subordinated Note due September 16, 2008, executed in favor of Syntax Groups Corporation

4.11	Form of Warrant to be issued to Syntax Groups Corporation in connection with the Note and Warrant Purchase Agreement forming Exhibit 10.34

10.34	Note and Warrant Purchase Agreement dated September 16, 2005, between the Registrant and Syntax Groups Corporation

10.35	Security Agreement dated September 16, 2005, between the Registrant and Syntax Groups Corporation